Exhibit B



                             JOINT FILING AGREEMENT

              This Agreement is filed as an exhibit to Schedule 13G being filed by Potomac Capital Management LLC, Potomac Capital Partners, LP., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


Dated: February 26, 2008

                                         POTOMAC CAPITAL MANAGEMENT LLC

                                         By:    /s/      Paul J. Solit
                                               ---------------------------------
                                                Paul J. Solit, Managing Member

                                         POTOMAC CAPITAL PARTNERS, LP

                                         By:      /s/     Paul J. Solit
                                               ---------------------------------
                                                Paul J. Solit, President


                                                PAUL J. SOLIT

                                         By:     /s/ Paul J. Solit
                                               ---------------------------------
                                                 Paul J. Solit